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[GRAPHIC OMITTED]                   PAUL, HASTINGS, JANOFSKY & WALKER LLP
PAUL HASTINGS                       Twenty-Fourth Floor o 55 Second Street o San Francisco, CA 94105-3441
ATTORNEYS                           telephone 415 856 7000 o facsimile 415 856 7100 o www.paulhastings.com



Atlanta                   415-856-7000
Beijing
Brussels
Hong Kong
London                    September 27, 2005                                                   58145.00001
Los Angeles
New York
Orange Country            Black Pearl Funds
Paris                     125 South Market Street, Suite 1200
San Diego                 San Jose, California 95113
San Francisco
Shanghai                  RE:  BLACK PEARL FUNDS
Stamford
Tokyo                     Ladies and Gentlemen:
Washington, D.C.

                          We have acted as legal  counsel to the Black Pearl Funds,  a Delaware  statutory
                          (the "Trust"), in connection with the Trust's Pre-Effective Amendment No. to its
                          Registration  Statement  filed on Form N-1A with the  Securities  and Commission
                          (the "Amendment") and relating to the issuance by the Trust an indefinite number of $.01 par value shares of beneficial  interest (the) for the following  series of the Trust:  Black  Pearl  Focus Fund and Pearl Long Short Fund (each a "Fund"
                          and collectively the "Funds").

                          In  connection  with this  opinion,  we have  assumed  the  authenticity  of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity to the originals of all records,  documents,  and instruments submitted to us as copies. We have based our opinion on the following:

                          (a)  the  Trust's  Agreement  and  Declaration  of Trust dated July 8, 2005 (the
                               "Declaration  of  Trust"),  certified  to us by an  officer of the Trust as being a true and correct copy of the  Declaration of Trust and in effect on the date hereof;

                          (b)  the Bylaws of the Trust dated July 8, 2005,  certified  to us by an officer of the Trust as being a true and  correct  copy of the Bylaws and in effect on the date hereof;

                          (c)  resolutions  of the  Trustees of the Trust  adopted at meeting on September
                               22, 2005 authorizing the establishment of the Funds and the issuance of the
                               Shares,  certified  by an  officer  of the Trust as being in full force and effect through the date hereof;

                          (d)  a copy of the Registration Statement and of the draft Amendment as proposed to be filed with the Securities and Exchange Commission on Form N-1A; and

                          (e)  a  certificate  of an officer of the Trust as to  certain  factual  matters relevant to this opinion.



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Black Pearl Funds
September 27, 2005
Page 2

                          Our opinion  below is limited to the federal law of the United States of America and the  business  trust law of the State of  Delaware.  We are not  licensed to practice  law in the State of  Delaware,  and we have  based our  opinion  below solely on our review of Chapter 38 of Title 12 of the Delaware Code and the case law  interpreting  such Chapter as reported in Delaware Laws Affecting  Business
                          Entities  Annotated (Aspen Publishers,  Inc. Spring Edition,  2005). We have not undertaken  a review of other  Delaware  law or of any  administrative  or court decisions in connection with rendering this opinion.  We disclaim any opinion as to any law other than that of the  United  States of  America  and the  business trust law of the State of  Delaware as  described  above,  and we  disclaim  any opinion  as  to  any  statute,  rule,  regulation,  ordinance,  order  or  other promulgation of any regional or local governmental authority.

                          Based on the foregoing and our  examination  of such questions of law as we have deemed  necessary and appropriate for the purpose of this opinion,  and assuming that (i) all of the  Shares in  respect of each Fund will be issued and sold for cash at the per-share  public  offering  price on the date of their  issuance in accordance with statements in the Fund's Prospectuses  included in the Amendment and in accordance with the Declaration of Trust,  (ii) all consideration for the
                          Shares will be actually  received by the issuing Fund,  and (iii) all applicable securities  laws will be complied with, it is our opinion that,  when issued and sold by a Fund, the Shares will be legally issued,  fully paid and nonassessable by the Trust.

                          This opinion is rendered to you in  connection  with the filing of the Amendment to the Trust's  registration  statement  on Form N-1A with  respect to the above
                          Funds of the Trust and is  solely  for your  benefit.  This  opinion  may not be relied  upon by you for any other  purpose or relied  upon by any other  person, firm,  corporation  or other entity for any purpose,  without our prior  written consent.  We disclaim any obligation to advise you of any  developments in areas covered by this opinion that occur after the date of this opinion.

                          We hereby  consent  to (i) the  reference  to our firm as Legal  Counsel  in the
                          Prospectuses  included in the Amendment;  and (ii) the filing of this opinion as an exhibit to the Amendment.

                          Very truly yours,



                          /s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP

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